                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 10, 1999 (except with respect to the Company's proposed investment in ASI pursuant to the financial restructuring of ASI discussed in Note 14, as to which the date is March 29, 1999) included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-62891.


                                                             ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
March 29, 1999